UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2025

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation	23-2758192
(Exact name of Registrant as specified in its charter)

Pennsylvania
645 Hamilton Street
Allentown, PA 18101
(610) 774-5151

1-2893	Louisville Gas and Electric Company	61-0264150
(Exact name of Registrant as specified in its charter)

Kentucky
820 West Broadway
Louisville, KY 40202
(502) 627-2000

1-3464	Kentucky Utilities Company	61-0247570
(Exact name of Registrant as specified in its charter)

Kentucky and Virginia
One Quality Street
Lexington, KY 40507-1462
(502) 627-2000

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange
Junior Subordinated Notes of PPL Capital Funding, Inc. 2007 Series A due 2067	PPL/67	New York Stock Exchange
Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

☐	PPL Corporation

☐	Louisville Gas and Electric Company

☐	Kentucky Utilities Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐	PPL Corporation

☐	Louisville Gas and Electric Company

☐	Kentucky Utilities Company

Section 8 - Other Events
Item 8.01 Other Events
On July 29, 2025, Louisville Gas and Electric Company (“LG&E”) and Kentucky Utilities Company (“KU”, and collectively with LG&E, the “Companies”) announced that they filed with the Kentucky Public Service Commission (“KPSC”) a stipulation and recommendation (the “stipulation”) regarding a proposed resolution of issues with several of the intervenors in the Companies’ proceedings commenced in February 2025 before the KPSC regarding certain future generation-related construction projects and associated accounting matters.
Under the stipulation, the parties agree the KPSC should issue an order granting Certificates of Public Convenience and Necessity for: (a) an approximately 645 MW natural gas combined-cycle combustion turbine (“NGCC”) generation unit at KU’s E.W. Brown Generating Station (“Brown 12”); (b) an approximately 645 MW NGCC generation unit at LG&E’s Mill Creek Generating Station (“Mill Creek 6”); and (c) a selective catalytic reduction (“SCR”) system at KU’s Ghent Generating Station, Unit 2.
Additionally, under the stipulation, if approved, the Brown 12 and Mill Creek 6 costs incurred during construction would be eligible for AFUDC accounting treatment, the Ghent 2 SCR would be recovered under the existing Environmental Cost Recovery (“ECR”) mechanism, the relevant costs regarding Mill Creek 6 would be recovered through a new rate tracker mechanism, the retirement date for the existing Mill Creek Unit 2 would be extended from 2027 to the in-service
date of Mill Creek 6, and the Companies’ proposal to build a four-hour 400MW (1,600 MWh total) battery electric storage system (“BESS”) at LG&E’s Cane Run Generating Station would be withdrawn without prejudice.
Finally, the stipulation also contains provisions relating to regulatory asset accounting, proposed data center tariffs, future renewable power requests-for-proposals
and other matters. LG&E and KU would retain the right to seek approval of the Cane Run BESS project or similar substitute projects in future regulatory proceedings.
The aggregate projected capital expenditures associated with the Companies’ proposals in the original application were expected to be approximately $4.1 billion, including AFUDC, over the 2025 to 2031 period, with approximately $2.3 billion in the 2025 to 2028 $20 billion capital plan of PPL Corporation (“PPL”), of which approximately $0.9 billion represented the Cane Run BESS project. As a result of the 40% tax credits assumed on the Cane Run BESS project, the amount assumed in PPL’s rate base projection was approximately $0.5 billion. PPL is not modifying its capital plan or rate base projections at this time as PPL expects additional investment needs over the current plan period, including additional transmission investment to support data centers in Pennsylvania. PPL plans to update its capital plan and rate base projections in conjunction with the year-end
earnings call, as per normal practice.
The stipulation remains subject to approval by the KPSC. A hearing has been scheduled to begin on August 4, 2025. LG&E and KU anticipate a ruling from the KPSC during the fourth quarter of 2025. LG&E and KU cannot predict the outcome of the proceeding.

Cautionary Statement on Forward-Looking Statements
Statements in this report regarding future events and their timing, including statements as to future costs or expenses, regulation, corporate strategy and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although the PPL Corporation and the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; market demand and prices for electricity and natural gas; political, regulatory or economic conditions in states and regions where the Companies conduct business; final negotiated terms and conditions in any prospective contracts and the progress of actual construction, purchase or installation of assets or operations. All forward-looking statements should be considered in light of these important factors and in conjunction with PPL Corporation’s and the Companies’ Form
10-K
and other reports on file with the Securities and Exchange Commission.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1 -	Press Release dated July 29, 2025 of Louisville Gas and Electric Company and Kentucky Utilities Company.

104 -	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Christopher M. Garrett
Christopher M. Garrett Vice President-Finance and Accounting

KENTUCKY UTILITIES COMPANY

By:	/s/ Christopher M. Garrett
Christopher M. Garrett Vice President-Finance and Accounting
Dated: July 29, 2025